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                                                                     EXHIBIT 4.3

        TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE ENGRAVED
                       CERTIFICATE WHEN READY FOR DELIVERY


TGLP                          GLIMCHER REALTY TRUST
              A REAL ESTATE INVESTMENT TRUST FORMED UNDER THE LAWS
                            OF THE STATE OF MARYLAND
                               THIS CERTIFICATE IS
                TRANSFERABLE IN NEW YORK, N.Y. OR IN CHICAGO, IL.
            SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS
                              AND OTHER INFORMATION

                                                                 CUSIP 379302201

THIS CERTIFIES that




is the owner of


     FULLY PAID AND NONASSESSABLE ___% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES, $.01 PAR VALUE PER SHARE, OF BENEFICIAL INTEREST OF

                              GLIMCHER REALTY TRUST

(the "Trust") transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Trust and Bylaws and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

          Dated:

                                   Counter/signed and Registered:
                                           HARRIS TRUST AND SAVINGS BANK
                                               Transfer Agent and Registrar
                                       By

          Secretary       President                    Authorized Signatory


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                                IMPORTANT NOTICE
                              GLIMCHER REALTY TRUST

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of beneficial interest of each class which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirely by reference to the Declaration of Trust of the Trust and any amendments thereto, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.
     The shares of beneficial interest represented by this Certificate are subject to restrictions on ownership and transfer and to requirements of notice and information for the purpose of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). If the restrictions on ownership and transfer are violated, the preferred shares of beneficial interest represented hereby will automatically become Excess Shares (as defined in the Declaration of Trust) which may be purchased by the Trust at its sole discretion. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, and any amendments thereto, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

                    ----------------------------------------

             KEEP THIS CERTIFICATE IN A SAFE PLACE. IF LOST, STOLEN
          OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

                    ----------------------------------------

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT-_______Custodian______
TEN ENT - as tenants by the entireties_______ (Cust) _______ (Minor)
JT TEN - as joint tenants with right _______ under Uniform Gifts to Minors
          of survivorship and not as tenants       Act for ____________
                                                                         (State)

  Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, ____________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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---------------------------------------------------------------------------
        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,
                                  OF ASSIGNEE)


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___________________________________________________________________________

____________________________________________________________________ Shares
represented by this Certificate, and do hereby irrevocably constitute

_________________________________________________________________ Attorney
and appoint to transfer the said shares on the books of the Trust

_______________________________________________________________
with full power of substitution in the premises.

Date:  __________________________

                                        ___________________________________
                              NOTICE:   THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS
                                        WRITTEN UPON THE FACE OF THE
                                        CERTIFICATE IN EVERY PARTICULAR,
                                        WITHOUT ALTERATION ON ENLARGEMENT
                                        OR ANY CHANGE WHATEVER

          SIGNATURE(S) GUARANTEED: _______________________________________
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                   AN ELIGIBLE GUARANTOR INSTITUTION
                                   (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                   ASSOCIATIONS AND CREDIT UNIONS WITH
                                   MEMBERSHIP IN AN APPROVED SIGNATURE
                                   MEDALLION PROGRAM), PURSUANT TO S.E.C.
                                   RULE 17 Ad-15.


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